Exhibit 5.1

February 18, 2026

Constellation Energy Corporation 1310 Point Street Baltimore, Maryland 21231	Constellation Energy Generation, LLC 200 Exelon Way Kennett Square, Pennsylvania

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Constellation Energy Corporation, a Pennsylvania corporation (“CEG Parent”) and Constellation Energy Generation, LLC, a Pennsylvania limited liability company (“Constellation”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to an unlimited amount of (a) shares of common stock (“Common Stock”), stock purchase contracts (“Stock Purchase Contracts”), stock purchase units (“Stock Purchase Units”), shares of preferred stock (“Preferred Stock”) and depositary shares (“Depositary Shares”), which may be sold from time to time by CEG Parent, and (b) debt securities (“Debt Securities”), which may be sold from time to time by Constellation, in each case in amounts, at prices and on terms to be determined at the time of an offering (collectively, the “Securities”).

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under an Indenture (the “Indenture”) between Constellation and U.S. Bank Trust Company, National Association, as trustee, dated as of September 28, 2007.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the registrants and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

In rendering the opinions expressed below, we have assumed that (a) the Registration Statement has become effective under the Act, (b) a prospectus supplement with respect to the applicable Securities shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, (c) the applicable Securities have been duly and properly authorized for issuance, (d) all instruments relating to the applicable Securities have been duly and properly authorized and properly executed and delivered and (e) the terms of the applicable Securities have been duly and properly established in conformity with the applicable instruments so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon CEG Parent or Constellation, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over CEG Parent or Constellation, as applicable.

Based on the foregoing, we are of the opinion that:

1.            When the shares of Common Stock have been duly and properly issued, sold and delivered as contemplated in any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued pursuant to Stock Purchase Contracts), will be legally issued, fully paid and non-assessable.

2.            When the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts and issued and sold in the form and in the manner contemplated in any prospectus supplement relating thereto, such Stock Purchase Contracts will constitute valid and binding obligations of CEG Parent, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

3.            When (a) the collateral has been deposited with the collateral agent in accordance with the applicable collateral arrangements and (b) the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the any prospectus supplement relating thereto, the Stock Purchase Units will constitute valid and binding obligations of CEG Parent, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

4.            When (a) a Statement with Respect to Shares of CEG Parent classifying the Preferred Stock and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (b) the shares of Preferred Stock have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

5.            When (a) a Statement with Respect to Shares of CEG Parent classifying the Depositary Shares and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (b) the Depositary Shares have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of Depositary Shares will be legally issued, fully paid and non-assessable.

6.            When a series of Debt Securities have been duly and properly executed and authenticated in accordance with the Indenture and duly and properly issued and delivered by Constellation in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the Debt Securities will constitute binding obligations of Constellation, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the State of New York. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or circumstances.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Ballard Spahr LLP